Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility and Qualification Under the

Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

         Check if an application to determine eligibility

of a trustee pursuant to section 305(b)(2)

Deutsche Bank National Trust Company

(Exact name of trustee as specified in its charter)

300 South Grand Avenue Los Angeles, California 90071	13-3347003
(Address of principal	(I.R.S. Employer
executive offices)	Identification No.)

Delco Remy International, Inc.

(Exact name of obligor as specified in its charter)

Delaware	35-1909253
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive
Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

DELCO REMY INTERNATIONAL, INC.

$125,000,000 Second Priority Senior Secured Floating Rate Notes due 2009

$150,000,000 9 3/8% Senior Subordinated Notes due 2012

(Title of the Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS
Office of the Comptroller	1114 Avenue of the Americas,
of the Currency	Suite 3900
New York, New York 10036

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

Exhibit 1 –

Articles of Association as amended on April 15, 2002.*

Exhibit 2 –

Certificate of the Comptroller of the Currency dated March 11, 2004.*

Exhibit 3 –

Certification of Fiduciary Powers dated March 11, 2004.*

Exhibit 4 –

Existing By-Laws of Deutsche Bank National Trust Company as amended dated May 21, 2003.*

Exhibit 5 –

Not Applicable.

Exhibit 6 –

Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 –

Reports of Condition of Deutsche Bank National Trust Company, dated as of December 31, 2003.

* Incorporated by reference to Registration Number 333-113187.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Santa Ana, and State of California, on the 2nd day of June, 2004.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ GEORGE KUBIN

George Kubin Vice President

Exhibit 6 to Form T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Delco Remy International, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.

June 2, 2004

DEUTSCHE BANK NATIONAL TRUST CO.

By:	/s/ GEORGE KUBIN
George Kubin Vice President

Exhibit 7 to Form T-1

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Bank for December 31, 2003

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions:
a. Noninterest-bearing balances and currency and coin	3,662
b. Interest-bearing balances	28,020
2. Securities:
a. Held-to-maturity securities	0
b. Available-for-sale securities	82,438
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	0
b. Securities purchased under agreements to resell	0
4. Loans and lease financing receivables
a. Loans and leases held for sale	0
b. Loans and leases, net of unearned income	0
c. LESS: Allowance for loan and lease losses	0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	0
5. Trading assets	0
6. Premises and fixed assets	3,465
7. Other real estate owned	0
8. Investments in unconsolidated subsidiaries and associated companies	0
9. Customers’ liability to this bank on acceptances outstanding	0
10. Intangible assets:
a. Goodwill	0
b. Other intangible assets	0
11. Other assets	11,310
12. Total assets (sum of items 1 through 11)	128,895

LIABILITIES:
13. Deposits:
a. In domestic offices	0
(1) Noninterest-bearing	0
(2) Interest-bearing	0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased	0
b. Securities sold under agreements to repurchase	0
15. Trading liabilities	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	0
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	0
19. Subordinated notes and debentures	0

Dollar Amounts in Thousands
20. Other liabilities	19,425
21. Total liabilities	19,425
22. Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL:
23. Perpetual preferred stock and related surplus	0
24. Common stock	50,000
25. Surplus (exclude all surplus related to preferred stock)	50,000
26. a. Retained earnings	9,463
b. Accumulated other comprehensive income	7
27. Other equity capital components	0
28. Total equity capital (sum of items 23 through 27)	109,470
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	128,895

I, Foy B. Hester Vice President & Controller (Name and Title of Officer Authorized to Sign Report) of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/S/    FOY B. HESTER

Signature of Officer Authorized to Sign Report

29 January 2004

Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/S/    VICTORIA ANN FLOYD

Director (Trustee)

/S/    MICHAEL E. MCCARTHY

Director (Trustee)

/S/    GARY VAUGHAN

Director (Trustee)